UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2012

VOLCANO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-52045	33-0928885
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

3661 Valley Centre Drive, Suite 200
San Diego, California		92130
(Address of principal executive offices)		(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 22, 2012, Volcano Corporation (the “Company”) entered into a share purchase agreement to acquire all of the outstanding equity of Sync-Rx Ltd., a privately-held company based in Israel (“Sync-Rx”) that develops advanced software applications designed to optimize and facilitate transcatheter cardiovascular interventions using automated online image processing. Pursuant to the agreement, a wholly-owned Israeli subsidiary of the Company will acquire all of the outstanding equity shares of Sync-Rx for an aggregate purchase price of $17.3 million, minus the amount of transaction expenses and indebtedness of Sync-Rx that remain unpaid at the closing, and subject to a positive or negative working capital adjustment to the extent that Sync-Rx’s working capital is greater than or less than zero at the closing. The Company will assume approximately $1.9 million of repayment obligations of Sync-Rx in connection with grants from the Office of the Chief Scientist of Israel’s Ministry of Industry, Trade and Labor. The transaction has been approved by the boards of directors of both the Company and Sync-Rx. No vote of the Company’s stockholders is required in connection with the transaction.

At the closing of the transaction, $3.3 million of the aggregate consideration otherwise payable at closing will be contributed to an escrow account to secure indemnification rights of the Company, which will be available for 18 months to indemnify the Company and related indemnitees for certain matters, including breaches of representations and warranties and covenants included in the share purchase agreement. The Company, Sync-Rx and the shareholders of Sync-Rx have agreed to customary representations and warranties.

Following the closing of the transaction, the Company, through a wholly-owned Israeli subsidiary, will continue the operations of Sync-Rx in Israel. Substantially all of the employees of Sync-Rx are expected to remain as employees following the closing of the transaction, and the Company will maintain an employee retention and performance bonus plan for certain employees and consultants of Sync-Rx.

A copy of the press release announcing the execution of the share agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release issued by Volcano Corporation on November 23, 2012

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this report that are not historical facts may be considered “forward-looking statements,” including: statements regarding the expected closing of the transaction described above; the features and capabilities or potential features and capabilities of the technologies of Sync-Rx; the expected benefits to the Company of the transaction; the complementary nature of the Sync-Rx technologies to be acquired with the Company’s business, products and technologies; the expected market, including its size, to be addressed by the Company’s products and Sync Rx’s products; future operations of the Sync-Rx business; and the benefits or potential benefits of the Company’s products and procedures. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that may cause the Company’s results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ include: the risk that the transaction described above is not completed; the risk that the benefits of the transaction described above are not realized; the effect of competitive factors and the Company’s reactions to those factors; purchasing decisions with respect to the Company’s products; the pace and extent of market adoption of the Company’s products and technologies; uncertainty in the process of obtaining regulatory approval or clearance for the Company’s products or devices; the success of the Company’s growth strategies; risks associated with the Company’s international operations; timing and achievement of product development milestones; the outcome of ongoing or future litigation; the impact and benefits of market development; the Company’s ability to protect its intellectual property; dependence upon third parties; unexpected new data, safety and technical issues; market conditions; and other risks inherent to medical device development and commercialization. These and additional risks and uncertainties are more fully described in the Company’s filings made with the Securities and Exchange Commission, including the Company’s most recent quarterly report on Form 10-Q and other filings made with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements which speak only as of the date they are made. The Company disclaims any obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLCANO CORPORATION

By:	/s/ Darin Lippoldt
Darin Lippoldt Senior Vice President and General Counsel

Dated: November 23, 2012

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release issued by Volcano Corporation on November 23, 2012